Exhibit 32.1

WRITTEN STATEMENT OF THE CEO PURSUANT TO 18 S.S.C. SECTION 1350

CERITFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PurchaseSoft, Inc. (the “Company”) on Form 10-KSB for the period ending May 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven A. Flagg, President of the Company, certify, solely for the purposes of complying with 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.                                       The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of May 31, 2003 and for the periods then ended.

/s/ Steven A. Flagg

Steven A. Flagg, President and Acting CEO
Dated August 20, 2003